Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

D.R. Horton, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (2)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate (3)	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r)
	Equity	Preferred Stock, par value $0.10 (1)	Rule 456(b) and Rule 457(r)
	Equity	Depositary Shares	Rule 456(b) and Rule 457(r)
	Equity	Common Stock, par value $0.01 (1)	Rule 456(b) and Rule 457(r)
	Other	Warrants (1)	Rule 456(b) and Rule 457(r)
	Other	Stock Purchase Contracts (1)	Rule 456(b) and Rule 457(r)
	Other	Stock Purchase Units (1)	Rule 456(b) and Rule 457(r)
	Other	Guarantees of Debt Securities by direct and indirect subsidiaries of D.R. Horton, Inc. (4) (5)	Rule 457(n)
	Other	Units comprising one or more classes of securities above (1)	Rule 456(b) and Rule 457(r)

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)

Omitted pursuant to Instruction 2.A.iii.c. to Item 16(b) of Form S-3. An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any securities that provide for that issuance or adjustment. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any other securities.

(3)

The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”) and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. Any registration fees will be paid subsequently on a pay-as-you-go basis.

(4)	Pursuant to Rule 457(n), no separate fee for the guarantees is payable.
(5)	See Table of Additional Registrants included in the Form S-3 of D.R. Horton, Inc., filed on July 24, 2024, for a list of the subsidiary guarantors.

2